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                                                            September 29, 1993

Elk International Corporation, Ltd.
PO Box N-3247
Nassau, Bahamas

Gentlemen:

   This letter sets forth our agreement pursuant to which Hee Poong Park ("Park") and Hardee Capital Partners, L.P., a Texas limited partnership ("Hardee", and together with Park the "Purchasers") hereby agree to purchase at the times hereinafter described from Elk International Corporation, Ltd. ("Elk") an aggregate of 450,000 shares of common stock, $.10 par value (the "Common Shares or Shares") of Kleer-Vu Industries, Inc., a Delaware Corporation, ("KVI" or the "Company"), which Common Shares are not registered under the Securities Act of 1933 as amended (the "Act"), and to change the employment status of Daniel Dror ("Dror") with KVI, on the terms and conditions set forth below:

1. As soon as practicable after the execution of this Agreement (the "First Closing"), Elk agrees to sell and Purchasers agree to buy 250,000 Common Shares (which are not subject to any vesting requirements) (112,500 shares to Park and 137,500 shares to Hardee), for consideration of $3,611,110 payable as follows:

     (1) $2,000,000 cash, payable by personal checks, $1,000,000 of which shall be paid by Park and $1,000,000 of which shall be paid by Hardee.

     (2) $1,611,110 to be paid by Park and Hardee in the form of a promissory note to be executed by each of them at the First Closing in the amount of $805,555 per note in the forms of Exhibits A and B hereto with the following terms and conditions:



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Elk International Corporation, Ltd.
Page 2


        Interest Rate:          Zero

        Payment Terms:          No principal payment due until December 31,
                                1995 when Notes will be due and payable in full

        Security:               Promissory Notes shall be secured by Shares
                                being purchased hereunder by each of the Purchasers and any Common Shares acquired after the First Closing from KVI by Park, Hardee or their affiliates (other than KVI)


2. On the Second Closing (as hereinafter defined) Elk agrees to sell and Purchasers agree to buy the 200,000 Common Shares (87,500 shares to Park and 112,500 shares to Hardee) not purchased at the First Closing, for consideration of $2,888,890 payable as follows:

     (1) $2,888,890 to be paid by Park and Hardee in the form of a promissory note to be executed by each of them at the Second Closing in the amount of $1,444,445 per note in the form of Exhibits A and B hereto, with the terms and conditions as described above.

     The parties agree that except for the restriction on the Shares provided herein and the documents contemplated hereby, Elk shall have all right, title and interest to the 200,000 Common Shares until such Shares are acquired at the Second Closing by Purchasers.

3. Effective at the First Closing, the STOCKHOLDER AGREEMENT dated April 30, 1993 between Dror, Elk, Park and KVI (the "Stockholder Agreement") shall be rescinded and of no further force or effect.

4. Effective at the First Closing, the Employment Agreement dated as of May 4, 1993 by and between KVI, Kleer-Vu Plastics Corporation, a Delaware corporation, PAS Industries, a California corporation and Dror shall be terminated and superseded in its entirety by a Consulting Agreement in the



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Elk International Corporation, Ltd.
Page 3


     form of the agreement between KVI and Daniel Dror Company, Inc. ("DCC") attached hereto as Exhibit C-1, which agreement shall provide for an initial consulting fee of $230,500 and for an annual consulting fee of $150,000, payable monthly in advance, for three years from the First Closing Date (as hereinafter defined) and 50,000 Common Shares of KVI (to be equitably adjusted in the event of any stock dividends or stock splits prior to the issuance of such Shares) to be issued at no additional cost to DCC in the following amounts:

     a. 15,000 Common Shares to be issued December 31, 1994
     b. 20,000 Common Shares to be issued December 30, 1995
     c. 15,000 Common Shares to be issued on the third anniversary of the First Closing Date and a Consulting Agreement in the form of the agreement between KVI and Dror attached hereto as Exhibit C-2, which agreement shall provide for an annual consulting fee of $90,000, payable monthly in advance, for three years from the First Closing Date.

     KVI shall have the right to offset any amounts due under the Consulting Agreement against the promissory note in the principal amount of $75,000 made by Dror in favor of KVI, the principal and interest on which is

     $80,351.31 as of the date hereof.

5. Effective at the First Closing, Dror shall resign as a director and officer of KVI and all its subsidiaries and Dror shall cause Mr. William Lewisham to similarly resign with all outstanding options owned by them to remain intact in accordance with their terms. The indemnification obligations of KVI and its subsidiaries existing on the date hereof in favor of Dror and Mr. Lewisham shall also remain intact.

6. The parties hereto agree to execute mutual general releases at the First Closing in favor of the others and their respective affiliates in the form of Exhibit D hereto. Except as set forth in paragraph 4 above, the parties further agree that no party shall have the right of offset for breaches of any of the agreements contemplated hereby.



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Elk International Corporation, Ltd.
Page 4


7. (a) Each of the Purchasers understands that all reports by the Company under the Securities Act of 1934, as amended, since January 1, 1988, plus any and all documents, instruments, records and books pertaining to the Company and this investment have been made available to them and their attorney(s), accountant(s) or investment advisor(s). They have had the opportunity to ask questions of, and receive answers from the Company concerning the business of the Company, and have had the opportunity to obtain additional information in order to permit them to evaluate the merits and risks of acquiring the Shares.

     (b) Each of the Purchasers further represents that they are acquiring the Shares for investment for their own account and not with a view to resell or otherwise distribute the Shares in a manner that would violate the Act, subject to the disposition of Shares being within their control at all times.

     (c) Each of the Purchasers also further understands that investment in the Shares involves a very high degree of risk and that they may lose their entire investment therein.

     (d) Each of the Purchasers also understands that the Shares issued to them will bear the following legend:

          "This certificate and the shares of stock represented hereby have not been registered with the Securities Act of 1933 and may not be transferred, reoffered and sold unless registered or unless an exemption from registration is available."

     (e) In the absence of an effective registration statement under the Act covering the Shares, the Purchasers shall not offer, sell, transfer or otherwise dispose of any of the Shares without either first obtaining an opinion of counsel that the disposition may be made without registration of the Shares in question under the Act, or first obtaining a letter from the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to the effect that it will recommend no action to the Commission if any of the Shares to be disposed of are so disposed of without registration.



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Elk International Corporation, Ltd.
Page 5


8.   Elk represents and warrants as follows:

     (a) Elk is a corporation duly organized, validly existing and in good standing under the laws of the Bahamas;

     (b) This Agreement is duly authorized and executed and constitutes the binding obligations of Elk enforceable against Elk in accordance with its terms; and

     (c) Elk has good and marketable title to the Shares and owns the Shares free and clear of any liens, encumbrances and pledges whatsoever, except restrictions as to transferability pursuant to the provisions of Rule 144 promulgated under the Act. There are no outstanding options, warrants, agreements, understanding or arrangements relating to the Shares other than certain vesting requirements with respect to some of the Shares to be delivered at the Second Closing. KVI hereby waives any and all vesting requirements with respect to the Shares to be delivered at the Second Closing, effective as of the Second Closing. Upon the Closings, the Purchasers will acquire good and marketable title to the Shares to be acquired hereunder, free and clear of any liens, encumbrances and pledges whatsoever, except restrictions as to transferability pursuant to the provisions of Rule 144 promulgated under the Act.

9. The First Closing of the transactions contemplated hereby shall occur at the Los Angeles offices of Skadden, Arps, Slate, Meagher & Flom on September 28, 1993 or as soon thereafter as practicable (the "First Closing Date"). At the First Closing the following documents shall be executed and delivered by the parties thereto:

     (a) 250,000 Common Shares, duly endorsed for transfer or with stock powers executed in blank, 112,500 shares to be delivered to Park and 137,500 shares to be delivered to Hardee.

     (b) Personal checks payable to the order of Elk International Corporation, Ltd. or its designee in the aggregate amount of




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Elk International Corporation, Ltd.
Page 6


          $2,000,000, $1,000,000 of which shall be payable by each of the Purchasers.

     (c) A full recourse promissory note in the amount of $805,555 executed by Park payable to the order of Elk International Corporation, Ltd. in the form of Exhibit A-1 hereto, together with a Pledge and Security Agreement in the form of Exhibit A-2 hereto.

     (d) A non-recourse promissory note in the amount of $805,555 executed by Hardee, which note shall be guaranteed by David W. Hardee, payable to the order of Elk International Corporation, Ltd. in the form of Exhibit B-1 hereto, together with a Pledge and Security Agreement in the form of Exhibit B-2 hereto and the guaranty by David W. Hardee in the form of Exhibit B-3 hereto.

     (e) The Consulting Agreement between KVI and Dror dated as of the Closing Date in the form of Exhibit C hereto.

     (f)  Mutual Releases in the form of Exhibit D hereto.

     (g) The resignations of Dror and William Lewisham as directors of KVI and all of its subsidiaries and of Dror as an officer of KVI and all of its subsidiaries, effective as of the Closing Date, in the forms of Exhibit E-1 and E-2 hereto.

     (h) A Termination Letter acknowledging termination of all obligations under the Stockholder's Agreement and the Stock Purchase Option Agreement in the form of Exhibit F hereto.

10. The Second Closing (the "Second Closing") of the transactions contemplated hereby shall occur at the Los Angeles offices of Skadden, Arps, Slate, Meagher & Flom on January 3, 1994 or such earlier date designated by Purchasers on not less than 5 days written notice to Elk (the First Closing and Second Closing together referred to herein as the "Closings"). At the Second



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Elk International Corporation, Ltd.
Page 7


     Closing the following documents shall be executed and delivered by the parties thereto:

     (a)  200,000 Common Shares, duly endorsed for transfer with stock powers executed in blank, 87,500 shares to be delivered to Park and 112,500 shares to be delivered to Hardee.

     (b) A full recourse promissory note in the amount of $1,444,445 executed by Park payable to the order of Elk International Corporation, Ltd. in the form of Exhibit A-1 hereto, together with a Pledge and Security Agreement in the form of Exhibit A-2 hereto.

     (c) A non-recourse promissory note in the amount of $1,444,445 executed by Hardee, which note shall be guaranteed by David W. Hardee, payable to the order of Elk International Corporation, Ltd. in the form of Exhibit B-1 hereto, together with a Pledge and Security Agreement in the form of Exhibit B-2 hereto and the guaranty by David W. Hardee in the form of Exhibit B-3 hereto.

11. If and to the extent that the number of issued shares of KVI common stock shall be increased or reduced by a change in par value, split-up, reclassification, distribution of a dividend payable in shares, or the like, the number of Shares subject to the Second Closing shall be proportionately adjusted, and the Shares to be purchased hereunder at the Second Closing shall include all of such Shares as so modified.

12. Prior to the Second Closing, Elk shall not take any action which will result in any sale, assignment, transfer, disposition, pledge, lien, security interest, encumbrance, charge or other imposition upon the Shares to be purchased at the Second Closing nor will Elk take any action which will prevent the transfer of such Shares on the terms and conditions set forth herein. Promptly following the execution of this Agreement, Elk shall place such Shares in escrow pending the Second Closing pursuant to an escrow agreement reasonably satisfactory to Elk and the Purchasers.



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Elk International Corporation, Ltd.
Page 8


13. The stock certificates representing the Shares to be purchased at the Second Closing shall bear the following legend in addition to any other legends contained thereon with respect to restrictions as to transferability pursuant to the Act:

          "The Shares represented by this certificate are the subject of an Agreement to purchase these Shares between Elk International Corporation Limited and Hee Poong Park, Hardee Capital Partners, L.P. and certain other parties. A copy of the Agreement is on file with the Secretary of Kleer-Vu Industries, Inc. These Shares shall not be encumbered, pledged, hypothecated, sold or transferred in any; way except in accordance with and pursuant to the terms of the Agreement.

14. KVI shall reimburse Park and Hardee for each of their reasonable out-of-pocket expenses incurred in connection with the negotiation of this

     Agreement, including attorneys fees. Except as provided above, each party hereto shall bear his own costs and expenses in negotiating this Agreement.

15. This Agreement may be exercised in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

16. The parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The parties hereto agree that any party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extend permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.



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Elk International Corporation, Ltd.
Page 9


17. This Agreement is being delivered in the State of California and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of such State.

18. The parties hereby irrevocably submit to and accept generally and unconditionally the jurisdiction of any California State or United States Federal Court sitting in Los Angeles, California over any action or proceeding arising out of or relating to this Agreement, and each of the parties hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined in such California State or Federal Court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the delivery or mailing of copies of such process by certified or registered mail to the address specified in this Agreement. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceedings against any other party in the Courts of other jurisdictions.

19.  In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof or entitle any party to seek rescission of this Agreement. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.



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Elk International Corporation, Ltd.
Page 10


   If the foregoing correctly reflects our agreement, please so indicate by signing and returning the enclosed copy of this letter at your earliest convenience.

                         Very truly yours,

                         /s/Hee Poong Park
                         -----------------
                         Hee Poong Park



                         /s/David W. Hardee
                         ------------------
                         David W. Hardee

                            HARDEE CAPITAL PARTNERS, L.P.

                         By: /s/David W. Hardee
                             --------------------------------
                             David W. Hardee, General Partner

Agreed to and accepted:

ELK INTERNATIONAL CORPORATION LTD.


By: /s/Elkana Faiwuszewicz
- ---------------------------
Title: President


/s/Daniel Dror
- ---------------------------
Daniel Dror


KLEER-VU INDUSTRIES, INC.


By: /s/[ILLEGIBLE]
- ---------------------------
Title: